UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17        CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17        CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2009, Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), a wholly-owned subsidiary of Zoo Entertainment, Inc. (“Zoo Entertainment”, and together with Zoo Publishing and Zoo Games, the “Company”), entered into a factoring arrangement with Working Capital Solutions, Inc. (“WCS”)  pursuant to a Factoring and Security Agreement (the “Factoring Agreement”).

Pursuant to the Factoring Agreement, WCS will utilize existing accounts receivable in order to provide working capital to fund all aspects of Zoo Publishing’s business operations.  Under the terms of the Factoring Agreement, Zoo Publishing will sell its accounts receivable to WCS with recourse.  WCS, in its sole discretion, may determine whether or not it will accept each receivable based upon the credit risk factor of each such receivable.  Once a receivable is accepted by WCS, it will provide funding to Zoo Publishing subject to the terms and conditions of the Factoring Agreement. The amount remitted to Zoo Publishing by WCS will equal the invoice amount of the receivable adjusted for any discounts or allowances provided to the account, less 25% (which is deposited into a reserve account established pursuant to the Factoring Agreement), less any allowances and fees. In the event of default, valid payment dispute, breach of warranty, insolvency or bankruptcy on the part of the receivable account, WCS can require the receivable to be repurchased by Zoo Publishing in accordance with the Factoring Agreement. The amounts to be paid by Zoo Publishing to WCS for any accepted receivable includes a factoring fee of 0.6% for each ten (10) calendar day period the account is open.   The Factoring Agreement is in place for an initial term of twelve (12) months and shall continue thereafter for successive twelve (12) month renewal terms unless Zoo Publishing provides written notice to WCS of its intention to terminate the Factoring Agreement at least ninety (90) days prior to the relevant anniversary date of the initial term or renewal term, as applicable.  If Zoo Publishing desires to terminate the Factoring Agreement on a date other than the anniversary date of the initial term or renewal term, as applicable, Zoo Publishing will provide written notice at least thirty (30) days prior and pay an early termination fee to WCS in connection with such early termination.  WCS may terminate the Factoring Agreement upon thirty (30) days prior written notice to Zoo Publishing.  In addition, Zoo Publishing granted to WCS a continuing first priority security in certain of its assets as set forth in the Factoring Agreement.  The foregoing description of the Factoring Agreement does not purport to be complete and is qualified in its entirety by reference to the Factoring Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As a condition to the Factoring Agreement, each of Zoo Entertainment and Zoo Games entered into agreements with WCS (each, a “Continuing Unconditional Guaranty”) to guaranty the full and prompt payment and performance of the obligations of Zoo Publishing under the Factoring Agreement, each of which Continuing Unconditional Guaranty includes the grant of a security interest by Zoo Entertainment and Zoo Games, respectively, in the property of Zoo Entertainment or Zoo Games, as the case may be.  The foregoing description of the Continuing Unconditional Guaranty of each of Zoo Entertainment and Zoo Games does not purport to be complete and is qualified in its entirety by reference to each Continuing Unconditional Guaranty, respective copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

 Also, as a condition to the consummation of the transactions contemplated by the Factoring Agreement, each of Mark Seremet, Chief Executive Officer of the Company and a director of Zoo Entertainment, and David Rosenbaum, President of Zoo Publishing, entered into respective agreements with WCS (each, an “Individual Guaranty”) to guaranty the full and prompt payment and performance of the obligations under the Factoring Agreement.  The foregoing description of the Individual Guaranty of each of Mark Seremet and David Rosenbaum does not purport to be complete and is qualified in its entirety by reference to each Individual Guaranty, respective copies of which are attached hereto as Exhibit 10.4 and Exhibit 10.5 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

10.1	Factoring and Security Agreement, dated as of September 9, 2009 and effective as of September 29, 2009, by and between Zoo Publishing, Inc. and Working Capital Solutions, Inc.

10.2	Continuing Unconditional Guaranty, dated as of September 9, 2009 and effective as of September 29, 2009, by and between Working Capital Solutions, Inc. and Zoo Entertainment, Inc. as guarantor.

10.3	Continuing Unconditional Guaranty, dated as of September 9, 2009 and effective as of September 29, 2009, by and between Working Capital Solutions, Inc. and Zoo Games, Inc. as guarantor.

10.4	Individual Guaranty, by and between Working Capital Solutions, Inc. and Mark Seremet as guarantor, dated as of September 9, 2009 and effective as of September 29, 2009.

10.5	Individual Guaranty, by and between Working Capital Solutions, Inc. and David Rosenbaum as guarantor, dated as of September 9, 2009 and effective as of September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2009

ZOO ENTERTAINMENT, INC.

By: /s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer